                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

        TENDER OF ALL OUTSTANDING 9.47% SENIOR DISCOUNT NOTES DUE 2007
                              IN EXCHANGE FOR NEW
                 9.47% SERIES B SENIOR DISCOUNT NOTES DUE 2007
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

                                      OF

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

  Registered holders of outstanding 9.47% Senior Discount Notes Due 2007 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 9.47% Series B Senior Discount Notes Due 2007 (the "Exchange Notes") and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       BANKERS TRUST COMPANY OF NEW YORK

              By Mail:                                  By Hand:

     BT Services Tennessee, Inc.                  Bankers Trust Company
         Reorganization Unit                Corporate Trust and Agency Group
           P.O. Box 292737                      Receipt & Delivery Window
      Nashville, TN 37229-2737              123 Washington Street, 1st Floor
                                                   New York, NY 10006

                         By Overnight Mail or Courier:

                          BT Services Tennessee, Inc.
                       Corporate Trust and Agency Group
                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211

                            For Information, call:

                                (800) 735-7777

                            Confirm: (615) 835-3572
                              Fax: (615) 835-3701

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentleman:

  The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated January 8, 1998 of Qwest Communications International Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                      DESCRIPTION OF SECURITIES TENDERED

NAME AND ADDRESS OF REGISTERED
HOLDER AS IT APPEARS ON THE 9.47%
SENIOR DISCOUNT NOTES DUE 2007 ("OLD
NOTES")
                  -------------------------------------------------------------
                                (PLEASE PRINT)

CERTIFICATE NUMBER(S)
OF EXISTING
NOTES TENDERED  ---------------------------------------------------------------

AGGREGATE PRINCIPAL
AMOUNT REPRESENTED
BY OLD NOTES ------------------------------------------------------------------

PRINCIPAL AMOUNT
OF OLD NOTES
TENDERED
      ---------------------------------------------------------------------

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             ------------------------     -------------------------------------
                                                 (Authorized signature)

Address:                                  Name:
        --------------------------             --------------------------------

        --------------------------
                 (Zip Code)               Title:
                                                -------------------------------
                                                   (please type or print)

Area Code and Telephone Number:           Date:
                               ------         ---------------------------------


  NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.